UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-360-4704

(Registrant's telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

On December 9, 2015, Workhorse Group Inc. (the “Company”) filed a Certificate of Change (the “Certificate”) with the State of Nevada to effect a reverse stock split of its outstanding and authorized shares of common stock at a ratio of 1 for 10 (the “Reverse Stock Split”). Fractional shares that resulted from the Reverse Stock Split will be rounded up to the next highest number. The Certificate was approved by the Board of Directors of the Company. The effective date of the Reverse Stock Split is December 11, 2015. At the effective time, every 10 shares of common stock issued and outstanding will be automatically combined into one share of issued and outstanding common stock, without any change in the par value.  In addition, the authorized shares of common stock will be reduced from 500,000,000 to 50,000,000.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Reverse Stock Split will be implemented by FINRA on December 11, 2015. Our symbol on the OTCQB will be WKHSD for 20 business days. Our new CUSIP number is 98138J 206.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those exhibits for a complete understanding of the terms and conditions associated with this matter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

3.1	Certificate of Change filed December 9, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: December 10, 2015	By:	/s/ Stephen S. Burns
Name: Stephen S. Burns
Title: CEO

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